INVESTMENT SUB-ADVISORY AGREEMENT
                        ---------------------------------

      This AGREEMENT is effective this 29th day of April, 2013, by and between CURIAN CAPITAL, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), EATON VANCE MANAGEMENT, a Massachusetts business trust and registered investment adviser ("Sub-Adviser") and Curian Variable Series Trust, a Massachusetts business trust ("Trust").

      WHEREAS, Adviser is the investment manager for the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement ("Management Agreement") dated as of December 19, 2011, with amendments thereto, with the Trust; and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto (the "Funds" or each a "Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Subject to the approval of the Board of Trustees of the Trust (the "Board of Trustees"), Adviser represents and warrants that it has full legal power and authority to enter into this Agreement and to delegate investment advisory services, and hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement, and the appointment of Sub-Adviser hereunder is permitted by Trust's and Adviser's governing documents and has been duly authorized by all necessary corporate or other action. Adviser represents that this Agreement has been duly authorized and will be binding upon Adviser.

      Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Adviser designates one or more funds other than the Funds with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such fund shall become a Fund hereunder, and be subject to this Agreement, all subject to the approval of the Board of Trustees.

2. DELIVERY OF DOCUMENTS. Adviser has furnished, or will furnish, to Sub-Adviser copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on September 7, 2011 and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it

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            shall from time to time be amended or restated, is herein called the
            "Declaration of Trust");

      b) the Trust's By-Laws and amendments thereto (together with the Declaration of Trust, the "Trust Documents");

      c) resolutions of the Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

      d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC");

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds;

      f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus");

      g) the Trust's compliance policies and procedures, compliance manual and any policies and procedures the Adviser will require the Sub-Adviser to adhere to; and

      h) Upon written request from Sub-Adviser to Adviser, Adviser will seek to provide Sub-Adviser and/or its designee with any data and additional information (including but not limited to updated versions of the foregoing Section 2 documents, broker-required questionnaires in connection with the Dodd Frank Act, anti-money laundering questionnaires and tax forms) requested that Sub-Adviser reasonably determines to be necessary for its management of the Fund's portfolio. Adviser agrees to provide such data and additional information, to Sub-Adviser and/or its designee in the format, and within the timeframe and frequency that is reasonably requested by Sub-Adviser.

      During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of each Fund, and Prospectus of each Fund, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. The materials referenced in the first sentence of this paragraph will be furnished to the Sub-Adviser by e-mail, first class or overnight mail, facsimile transmission equipment or hand delivery.

3. MANAGEMENT. Subject always to the supervision of the Adviser and the Board of Trustees, Sub-Adviser will furnish an investment program in respect of, and shall have full investment authority and discretion for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities, and other

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      property  (including but not limited to financial futures,  options of any type, commodities and other derivative instruments), all on behalf of the Funds as the Sub-Adviser shall determine in accordance with each Fund's investment restrictions, policies and Prospectus.

      Sub-Adviser  is  authorized  on behalf of the  Funds  to:  (a) enter  into agreements and execute any documents, including but not limited to agreements for the purchase or sale of securities, futures (including but not limited to exchange for physicals or exchange for swaps, or other financial  or  physical  instruments),  or any similar  contract  which is ancillary to securities, futures, commodities, foreign exchange, over-the-counter contracts, swaps, security-based swaps, transactions and other financial instruments or similar arrangements, or options on any of the foregoing (each a "Trading Agreement"), including Master Agreements based on forms published by the International Swaps and Derivatives Association, Inc. including any Schedules, any Credit Support Annexes thereto and any other documentation relating to such Master Agreements, Master Repurchase Agreements, Global Master Repurchase Agreements, or
      futures account agreements or agreements for the clearing of over-the-counter products with one or more brokers, dealers or financial intermediaries ("Counterparties") and to establish securities and futures transactions and/or securities trading accounts on behalf of the Account with these Counterparties, provided that all such instruments are consistent with the Fund's investment objectives, policies and restrictions required to make investments pursuant to the Prospectus, which shall include any market and/or industry standard documentation and the standard representations contained therein; and (b) acknowledge the receipt of brokers' risk disclosure statements, electronic trading disclosure statements and similar disclosures. Notwithstanding the foregoing, the Trading Agreements do not include custody or control agreements which are the sole responsibility of the Adviser and/or the Fund, provided however that the Sub-Adviser shall take into account such custody or control agreements.

      The Sub-Adviser further shall have the authority to instruct the custodian to: (a) deliver or accept delivery of, upon receipt of payment or payment upon receipt of, securities, commodities or other property underlying any futures or options contracts, and other property purchased or sold in the Funds; and (b) pledge margin or collateral which shall include the transfer of money, securities, or other property to the extent necessary to meet the obligations of the Funds with respect to any investments made pursuant to the Prospectus.

      Adviser and/or the Fund's custodian will handle matters relating to the Fund participating in any class action settlements and Sub-Adviser shall not have any obligations with respect thereto. Without Adviser's prior consent to each transaction, Sub-Adviser shall have full discretionary authority as agent and attorney-in-fact, with full power of substitution and full authority in the Fund's name, to (a) buy, sell, hold, exchange, convert or otherwise deal in any manner in any assets; (b) place orders for the execution of such assets and other transactions with or through such brokers, dealers, counter-parties, issuers, agents or arrangers as Sub-Adviser may select; (c) execute, on behalf of the Fund, such brokerage, derivatives, subscription and other agreements and documents (including, without limitation, ISDA and LSTA documentation) as Sub-Adviser deems necessary or appropriate in connection with the Fund's investment activities; and (d) negotiate, enter into, make and perform any other contracts, agreements or other undertakings it may

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      deem advisable in connection  with the  performance  of the  Sub-Adviser's duties hereunder.

      In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and will comply with the provisions of the Trust Documents, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds, which may be amended from time to time, provided that Sub-Adviser will be responsible for such monitoring and compliance of any amendments to the Trust Documents, investment objectives, policies, and restriction, only after Sub-Adviser received reasonable notice and receipt of such amendments from the Adviser, and applicable tax and regulatory requirements. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program, as reasonably requested by the Board of Trustees or the Adviser. Sub-Adviser, solely with respect to the assets of the Funds that are under its management pursuant to this Agreement, is responsible to ensure that the Funds will comply with the provisions of Section 851 and Section 817(h) of the Internal Revenue Code of 1986, as amended ("IRC"), and THE REGULATIONS THEREUNDER, INCLUDING, BUT NOT LIMITED TO, Treas. Reg. Section 1.817-5.

      Adviser will not act in a manner that would result in Sub-Adviser failing to maintain the required diversification and if the failure to diversify is inadvertent, Adviser shall in good faith and in conjunction with Sub-Adviser follow the procedures specified in Treas. Reg. Section 1.817-5(a)(2) and Revenue Procedure 2008-41 (or its successor) to request relief from the Commissioner of Internal Revenue Service. In such an event Adviser and Sub-Adviser shall work together in the preparation of any request for relief or closing agreement and, to the extent that Adviser is seeking indemnification under Section 11 hereof, no filings or agreements shall be made with the Commissioner of Internal Revenue Service without the prior written approval of Sub-Adviser. Notwithstanding the cooperation of Adviser, Sub-adviser shall be responsible for the correction of any failure attributable to its actions whether in good faith, negligent, or reckless disregard, including any penalties, taxes, and interest and for any other obligations to contract-owners and insurance company investors in the Funds.

      The Sub-Adviser is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Adviser by any one or more of those persons designated as representatives of the Trust whose names, titles and specimen signatures appear in Schedule C attached hereto. The Adviser shall provide a Secretary Certificate, Incumbency Certificate, or similar document indicating that the persons designated as representatives have the authority to bind the Trust. The Adviser may amend such Schedule C from time to time by written notice to the Sub-Adviser. The Sub-Adviser shall continue to rely upon these instructions until notified by the Adviser to the contrary.

      The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might, in the Sub-Adviser's reasonable opinion, constitute a violation of any federal or state laws, rules or regulations.

      The Sub-Adviser further agrees that it:

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      a)    will use the same skill and care in  providing  such  services as it uses in providing services to its other similar client mandates for which it has investment responsibilities;

      b) will comply with all applicable rules and regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities, including but not limited to compliance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

      c) will comply with all foreign laws, regulations, and regulatory requirements as set forth by foreign regulatory agencies, as applicable;

      d) will report regularly to Adviser and to the Board of Trustees as reasonably agreed between the Adviser and Sub-Adviser, or as reasonably requested by the Board of Trustees, and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times agreed to by the Adviser and Sub-Adviser, or at such times as reasonably requested by the Board of Trustees, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser or the Board of Trustees;

      e) will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, (ii) quarterly reports developed for each Fund by Adviser and Sub-Adviser, and
            (iii) other compliance and reporting information as reasonably requested by the Adviser or the Board of Trustees from time-to-time;

      f) as a service provider to the Funds, will cooperate fully with the Chief Compliance Officer of the Trust in the execution of his/her responsibilities to monitor service providers to the Funds under Rule 38a-1 under the 1940 Act, including any applicable document requests;

      g) will prepare and maintain such books and records with respect to each Fund's securities transactions in accordance with Section 7 herein, and will furnish Adviser and the Board of Trustees such periodic and special reports as the Adviser may reasonably request;

      h) will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G with respect to securities held for the account of the Funds subject to Sub-Adviser's supervision;

      i) will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and investment objectives hereunder;

      j) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be

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            unreasonably  withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust, provided,
            however,   that  notwithstanding  the  foregoing,   Sub-Adviser  may
            disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser;

      k) will have the sole authority and responsibility to exercise whatever powers the Adviser may possess with respect to any of its assets held in the Funds, including, but not limited to, the right to vote proxies, in accordance with the Sub-Adviser's proxy voting guidelines, as amended from time to time, which shall be provided to the Trust and the Adviser, the power to exercise rights, options, warrants, conversion privileges, and redemption privileges, and to tender securities pursuant to a tender offer, consistent with the Sub-Adviser's fiduciary duties hereunder; and may, at its discretion (subject to Sub-Adviser's responsibility and liability under the terms of this Sub-Advisory Agreement), elect to use one or more third parties, including proxy voting services, in fulfilling its obligations hereunder; provided however, Adviser will, or will direct the Fund's custodian to, send all proxy solicitation material and other related material, including interim reports, annual reports and other issuer mailings with respect to the Account, to Sub-Adviser or its agent;

      l) will vote and take all action related to corporate reorganization matters (e.g., conversions, tender and exchange offers, mergers, stock splits, right offerings, recapitalizations, amendments, modifications or waivers or other rights or powers); provided however, that Adviser will, or will direct the Fund's custodian to, deliver all materials and information relating to corporate reorganization matters to Adviser or its agent;

      m) may not consult with any other sub-adviser of the Trust, if any, or the sub-adviser to any other investment company (or separate series of an investment company) managed by the Adviser concerning the
            Trust's transactions in securities or other assets for any investment portfolio of the Trust, including the Funds, except for the purpose of complying with the conditions of Rule 12d3-1 (a) and
            (b) under the 1940 Act, and except that such consultations are permitted between the current and successor sub-advisers of the Funds in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act;

      n) will provide reasonable assistance to the Adviser or the Trust's custodian, as the case may be, in determining the value of any portfolio security. In addition, the Sub-Adviser shall provide the Trust's custodian on each business day with information relating to all transactions concerning each Fund's assets under Sub-Adviser's supervision, and shall provide Adviser with such information upon the reasonable request of the Adviser;

      o) immediately notify the Adviser and the Trust to the extent required by applicable law in the event that the Sub-Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the

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            SEC or other regulatory authority. The Sub-Adviser further agrees to notify the Trust and the Adviser immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that would make any written information previously provided to the Adviser or the Trust materially inaccurate or incomplete or if any such written information becomes untrue in any material respect; and

      p) immediately notify the Adviser and the Trust if the Sub-Adviser suffers a material adverse change in its business that would materially impair its ability to perform its relevant duties for a Fund. For the purposes of this paragraph, a "material adverse change" shall include, but is not limited to, a material loss of assets or accounts under management or the departure of senior investment professionals to the extent such professionals are not replaced promptly with professionals of comparable experience and quality.

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor, (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall fully comply with such requirements;

      b) Sub-Adviser shall comply with all requirements of the applicable CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund, and with regard to all Funds for which it serves as Sub-Adviser; and

      c) Sub-Adviser shall cooperate by assisting the Adviser in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

4. CUSTODY OF ASSETS. Title to all investments shall be held in the name of the Funds, provided that for convenience in buying, selling and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Trust's custodian bank, or its nominee. All cash and the indicia of ownership of all other investments shall be held by the Trust's custodian bank. Sub-Adviser shall not act as custodian of the assets held in the Funds and shall at no time have the right to physically possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, distributable by reason of selling, holding or controlling such assets of the Funds. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Funds. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the Trust's custodian. The Sub-Adviser shall not be liable for any act or omission of such custodian, except by reason of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, fraud, reckless disregard or willful misconduct in connection with any actions that Sub-Adviser has taken or should have taken with respect to the custodian.

5. BROKERAGE. The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, and negotiation of brokerage commission rates. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate

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      brokerage  accounts and other brokerage  arrangements  with respect to all portfolio transactions entered into by Sub-Adviser on behalf of the Funds. Adviser shall provide such assistance to the Sub-Adviser in setting up and maintaining brokerage accounts and other accounts as the Sub-Adviser shall reasonably request to allow for the purchase or sale of various forms of securities and instruments pursuant to this Agreement. Sub-Adviser will provide copies of all such agreements to the Adviser upon the Adviser's reasonable request. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution," which means prompt and efficient execution of the transaction at the best obtainable price and taking into account all relevant factors
      and   considerations  of  the  specific   transaction,   with  payment  of
      commissions which are reasonable in relation to the value of the brokerage services provided by the broker. Consistent with this policy, and when selecting a broker the Sub-Adviser will take relevant factors into consideration, including (as applicable), but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the applicable Fund on a continuing basis. Subject to such policies and procedures as the Board of Trustees may determine, the Sub-Adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as interpreted by the SEC, and to cause such Fund to pay any such
      broker-dealers   an  amount  of  commission   for  effecting  a  portfolio
      investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its
      responsibilities  under  applicable  laws,  rules  and  regulations.   The
      Sub-Adviser will submit reports on such allocations to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefore. The Sub-Adviser shall not be liable for any act or omission of any brokerage firm or firms or counterparties designated by the Adviser or chosen by the Sub-Adviser with reasonable care except by reason of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, fraud, reckless disregard or willful misconduct in connection with selecting such brokerage firms or firms or counterparties.

6. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. With prior written approval by the Sub-Adviser, the Sub-Adviser agrees to pay for reasonable expenses associated with the production of Fund marketing materials. Each Fund or the Adviser will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional and brokerage services; transaction fees and expenses; costs relating to local administration of securities; and fees for any pricing services. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Trust.

7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, copies of which may be retained by the Sub-Adviser. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions. The Adviser shall maintain all books and records not related to the Fund's portfolio transactions.

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee in accordance with Schedule B hereto.

9. SERVICES TO OTHERS. Adviser understands, and has advised the Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner reasonably believed by Sub-Adviser to be fair and equitable to each. Sub-Adviser may, but is not required to, group orders for a Fund with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it reasonably determines that investment decisions are appropriate for each participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. Adviser recognizes, and has advised the Board of Trustees, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service, and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      Notwithstanding any other provision to the contrary, the Sub-Adviser shall have no obligation to perform the following services or to have employees of the Sub-Adviser perform the following roles, as applicable: a) shareholder services or support functions, such as responding to shareholders' questions about a Fund or its investments or strategies; b) providing employees of the Sub-Adviser to serve as officers of a Fund; or
      c) providing employees of the Sub-Adviser to serve as the Fund's Chief Compliance Officer and associated staff.

10.   LIMITATION OF LIABILITY.

      a) Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability shall not be liable for any losses, claims, damages, liabilities, or litigation (including legal and other expenses) to the Adviser or the Funds or their directors, officers, employees, agents or affiliates, any brokerage firm or firms or counterparties designated by the Adviser or chosen by the Sub-Adviser with reasonable care, or the Trust's custodian for any act, omission, error of judgment or mistake of law or any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, gross negligence, fraud, reckless disregard or willful misconduct.

      b) The Sub-Adviser shall not be liable to the Adviser, the Funds or their shareholders, or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Funds made to the Sub-Adviser by a duly authorized officer of the Adviser, or its designee, or the Trust; (ii) the advice of counsel to the Trust; and
            (iii) any written instruction or certified copy of any resolution of the Board; all except by reason of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, fraud, reckless disregard or willful misconduct in connection with performing its responsibilities hereunder.

      c) Without limiting the generality of the foregoing, neither the Adviser nor the Sub-Adviser will be liable for any indirect, punitive, special, incidental, exemplary or consequential damages.

            The name "Curian Variable Series Trust" and "Trustees of Curian Variable Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "Curian Variable Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives or agents of Trust personally, but bind only the assets of Trust, and persons dealing with the Funds must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

            The Funds and the Adviser are hereby expressly put on notice that Sub-Adviser is a Massachusetts business trust formed under a declaration of trust. All persons dealing with Sub-Adviser must look solely to the property of Sub-Adviser for satisfaction of claims of any nature against Sub-Adviser, as neither the trustees, officers, employees nor shareholders of Sub-Adviser assume any personal liability in connection with its business or for obligations entered into on its behalf.

11. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers), and Sub-Adviser further agrees to indemnify the Funds, against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance or gross negligence on the part of the indemnifying party.

      a) In any action in which the Sub-Adviser or any of its controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, the Adviser agrees to indemnify and hold harmless the foregoing persons against any losses to which such persons may become subject, insofar as such losses arise out of or are based upon the Adviser's willful misfeasance, bad faith, gross negligence, fraud, reckless disregard or willful misconduct in performing its responsibilities hereunder, including without limitation the operation of a Fund, the contents of the Funds' Prospectus, or the wrongful conduct of persons with respect to the sale of interests in a Fund, provided that the loss, claim, settlement, damage, charge, liability, cost or expense did not relate to, was not based upon, or did not arise out of an act or omission of the Sub-Adviser or any of its controlling persons, or any shareholders, partners, directors, officers and/or employees constituting reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct.

12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, the initial term will continue in effect through December 31, 2014. Thereafter, if not terminated as to a Fund, this Agreement will continue from year to year through December 31st for each Fund covered by this Agreement, as listed on Schedule A, PROVIDED that such continuation is specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" have the same meaning of such terms as in the 1940 Act.) Sections 10 and 11 herein shall survive the termination of this Agreement.

13. REPRESENTATIONS AND AGREEMENTS OF THE ADVISER. Adviser acknowledges, represents and warrants that:

      a) Adviser (i) currently is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 of the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, detect violations that have occurred, correct promptly any violations that have occurred, and will provide prompt notice of any material violations relating to the Fund to the Sub-Adviser (v) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (vi) has the authority to enter into and perform the services contemplated by this Agreement; and (vii) will promptly notify Sub-Adviser (1) of the occurrence of any event that would disqualify Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise, (2) in the event the SEC or other governmental authority has: censured Adviser; placed limitations upon its activities, functions or operations; or has commenced proceedings or an investigation that may result in any of these actions or (3) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code or that the Fund's classification under
            Section 5 of the Investment Company Act changes or is modified.

      b) Adviser agrees that it will not provide instructions to Sub-Adviser inconsistent with its fiduciary duties and investment objectives hereunder;

      c) Adviser agrees that the Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Funds or that a Fund will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private. The Sub-Adviser shall not be deemed to have breached this Agreement or any investment restrictions or policies applicable to a Fund in connection with fluctuations arising from market movements and other events outside the control of the Sub-Adviser.

      d) Adviser agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with Sub-Adviser, or any of its affiliates in offering, marketing, or other promotional materials without the prior written consent of Sub-Adviser; provided that Adviser shall not be required to obtain Sub-Adviser's prior written consent to make factual statements regarding the fact that Sub-Adviser serves as Sub-Adviser to the Fund, in responding to requests for information, in required disclosures or in responding to regulatory inquiries.

      e) Adviser is establishing and will be maintaining the Fund's account with Sub-Adviser solely for the purpose of investing the relevant assets and not with a view to obtaining information regarding portfolio holdings or investment decisions in order to effect securities transactions based upon such information or to provide such information to another party, and that Adviser and its employees, officers and directors shall not use account holdings information for any of the foregoing purposes.

      f) If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d).

            The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

      g) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

      h) The Trust is a "qualified institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act of 1933, as amended, and the Adviser will promptly notify the Sub-Adviser if the Trust ceases to be a QIB;

      i) The assets in the Funds are free from all liens and charges and undertakes that no liens or charges will arise from the acts or omissions of the Adviser and the Trust which may prevent the Sub-Adviser from giving a first priority lien or charge on the assets solely in connection with the Sub-Adviser's authority to direct the deposit of margin or collateral to the extent necessary to meet the obligations of the Funds with respect to any investments made pursuant to the Prospectus;

      j) The Adviser acknowledges that the Sub-Adviser is not the compliance agent for the Funds or for the Adviser, and does not have access to all of the Funds' books and records necessary to perform certain compliance testing. To the extent that the Sub-Adviser has agreed to perform the services specified in Section 3 hereof in accordance with applicable law (including Section 851 of the IRC, the Act and the Advisers Act ("Applicable Law")) and in accordance with the Trust Documents, policies and determinations of the Board of Trustees of the Trust and the Adviser, and the Funds' Prospectus (collectively the "Charter Requirements") the Sub-Adviser shall perform such services based upon its books and records with respect to the Funds, which comprise a portion of the Trust's books and records, and upon written instructions received from the Funds, the Adviser or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such instructions provided by the Funds, the Adviser or the Trust's administrator. The Sub-Adviser shall be afforded a reasonable amount of time to implement any such instructions (for example, if instructed not to trade on behalf of securities of certain specified Adviser or the Trust's affiliates, the Sub-Adviser shall be notified and afforded five business days after receipt of such instruction to implement this trading restriction);

      k) Adviser acknowledges that investment limitations and/or trading limitations or requirements imposed by the Adviser and the Custodian on the Sub-Adviser's management of a Fund, such as, but not limited to, the requirement that the Fund's Custodian trade some or all foreign currency transactions in certain markets, will impact the composition and performance of the Fund as compared to other accounts managed by the same portfolio management team;

      l) Adviser acknowledges that terminating a Fund could require existing derivatives positions to be unwound. Unwinding these derivatives positions without giving a significant amount of prior notice to the Sub-Adviser could have a negative impact on the Fund and its performance;

      m) The Fund is validly existing under the laws of the jurisdiction of its organization or incorporation, and if relevant, to the Adviser's actual knowledge, is in good standing;

      n)    The  Fund  has  the   authority   to  engage  in  those   derivative
            transactions, and to grant security interests on margin or collateral and otherwise perform the obligations relating to those Trading Agreements, as are consistent with the Fund's investment objectives, policies and restrictions, and the Fund has taken all necessary action to authorize such execution, delivery and performance. Adviser will promptly notify Sub-Adviser if it becomes aware of any change in circumstances that would make the foregoing representation incorrect;

      o) There currently is no pending or, to Adviser's knowledge, threatened, action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity, enforceability of any Trading Agreement against the Fund. Adviser will notify Sub-Adviser if it becomes aware of any such action, suit or proceeding;

      p) Adviser will promptly notify Sub-Adviser if the Fund allows any party other than Adviser or Sub-Adviser to act as a fiduciary for or adviser to the Fund with respect to any Trading Agreement;

      q) The Fund is an Eligible Contract Participant as defined in the Commodity Exchange Act;

      r) The Fund is a "domestic corporation" within the meaning of Section 7701(a)(4) of the U.S. Internal Revenue Code, as amended;

      s) The Fund will not rely on the Counterparty to any Trading Agreement for any tax advice concerning such Trading Agreement or any transaction thereunder. Adviser will promptly notify Sub-Adviser if it becomes aware of any such reliance;

      t)    The Fund is not (i) an "employee benefit plan" within the meaning of
            Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), to which Section 4975 of the Code applies, (C) an entity whose underlying assets constitute "plan assets" subject to Title I of ERISA or Section 4975 of the Code by reason of Section 3(42) of ERISA, U.S. Department of Labor Regulation 29 CFR Section 2510.3-101 (as modified by Section 3(42) of ERISA), or otherwise, or (iii) a "governmental plan" (as defined in ERISA or the Code) or another type of plan (or an entity whose assets are considered to include the assets of any such governmental or other plan) that is subject to any law, rule or restriction that is substantively and substantially similar or of substantially similar effect to Section 406 of ERISA or Section 4975(c)(1) of the Code; and

      u) That Trading Agreements may contain force majeure provisions whereby the parties are insulated from liability for losses caused, directly or indirectly, by government restrictions, exchange or market rulings, suspension of trading, war (whether declared or undeclared), terrorist acts, insurrection, riots, fires, flooding, strikes, failure of utility services, accidents, adverse weather or other events of nature, including but not limited to earthquakes, hurricanes and tornadoes, or other conditions beyond their control.

14. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

      a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

      b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification);

      c)    A copy of the current compliance procedures for each Fund; and

      d)    A list of legal and compliance contacts.

      The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

15. CONFIDENTIAL TREATMENT. All information, records and advice furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and as proprietary information and shall not be disclosed to third parties, except as may be necessary to comply with applicable laws, rules and regulations,  subpoenas  or  court  orders.  It  is  understood  that  any information, records and recommendation supplied by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Trust. Without limiting the foregoing, the Adviser and the Trust will only disclose portfolio holding information in accordance with the Trust's portfolio information policy as adopted by the Board of Trustees.

16. ENTIRE AGREEMENT; AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Funds. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

17. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed (postage prepaid) or sent via electronic mail or facsimile to the other party at such address as designated herein.

      a)    TO ADVISER:
            Curian Capital LLC
            7601 Technology Way
            Denver, CO 80237
            Attention: Michael Bell
            E-mail: michael.bell@curian.com
                    -----------------------

      b)    TO SUB-ADVISER:
            Eaton Vance Management
            Two International Place
            Boston, MA 02110
            Attention: Maureen A. Gemma
            Email: mgemma@eatonvance.com

      c)    TO THE TRUST: Curian Variable Series Trust
            7601 Technology Way
            Denver, CO 80237
            Attention: Michael Bell
            E-mail: michael.bell@curian.com
                    -----------------------

      In accordance with the foregoing, Adviser hereby consents to receive Sub-Adviser's Form ADV Part 2 and other Sub-Adviser Communications via e-mail to Adviser's e-mail address set out above. Although Adviser does not impose any additional charges for electronic delivery, Adviser may, of course, incur costs associated with Adviser's electronic access, such as usage charges from Adviser's Internet access providers. Adviser may revoke its election to receive such Sub-Adviser Communications via e-mail at any time by written notice to the Sub-Adviser requesting that Sub-Adviser send Sub-Adviser Communications via facsimile or in hardcopy via the postal service to the address set out above or as notified to the Sub-Adviser by Adviser from time to time.

18. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      Sub-Adviser represents, and the Trust and the Adviser acknowledge and agree, that Sub-Adviser is the sole owner of the names "Eaton Vance Management" and "Eaton Vance" and certain logos associated with such names (the "EV Marks"). The Trust and Adviser agree that the EV Marks are the valuable property of the Sub-Adviser and Sub-Adviser's affiliates. The Trust and Adviser shall have the right to use the EV Marks only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect. Sub-Adviser agrees that the Trust and the Adviser have the right to use "Eaton Vance" in the names of the Funds as set forth in Schedule A to this Agreement.

      The Sub-Adviser acknowledges and agrees that the names "Curian Variable Series Trust" and Curian Capital, LLC, and abbreviations or logos associated with those names, are the valuable property of the Adviser and its affiliates; that the Trust, has the right to use such names, abbreviations and logos; and that the Sub-Adviser shall use the names "Curian Variable Series Trust," Curian Capital, LLC, and associated abbreviations and logos, only in connection with the Sub-Adviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, the Sub-Adviser agrees to obtain prior written approval from the Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect before using or referring to "Curian Variable Series Trust" and the Adviser, or the Funds or any abbreviations or logos associated with those names; provided that nothing herein shall be deemed to prohibit the Sub-Adviser from referring to the performance of the Funds in the Sub-Adviser's marketing material as long as such marketing material does not constitute "sales literature" or "advertising" for the Funds, as those terms are used in the rules, regulations and guidelines of the SEC and FINRA.

19. REPRESENTATIONS AND WARRANTIES OF THE SUB-ADVISER. The Sub-Adviser hereby represents that this Agreement does not violate any existing agreements between the Sub-Adviser and any other party, it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and the performance of the Sub-Adviser's obligations under this Agreement does not conflict with any law, regulation or order to which the Sub-Adviser is subject.

      The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended and has provided to the Adviser a copy of its most recent Form ADV, Part 1 as filed with the Securities and Exchange Commission, as well as a copy of its current Part 2 of Form ADV.

      The Sub-Adviser further represents that it has reviewed the post effective amendment(s) to the Registration Statement for the Funds filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact necessary to make the statements contained therein not misleading.

20. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of New York.

21. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

IN WITNESS WHEREOF, the Adviser, the Sub-Adviser and Trust have caused this Agreement to be executed as of this 12th day of February, 2013.

CURIAN CAPITAL, LLC                            EATON VANCE MANAGEMENT

By: /s/ Michael A. Bell                        By: /s/ Maureen A. Gemma
    ----------------------------------------       -----------------------------
Name: Michael A. Bell                          Name: Maureen A. Gemma
      --------------------------------------         ---------------------------
Title: President and Chief Executive Officer   Title: Vice President
       -------------------------------------          --------------------------

CURIAN VARIABLE SERIES TRUST

By: /s/ Emily J. Eibergen
    ----------------------------------------
Name: Emily J. Eibergen
      --------------------------------------
Title: Assistant Secretary
       -------------------------------------

                                LIST OF SCHEDULES
                                -----------------

Schedule A  Funds
Schedule B  Compensation
Schedule C  Designated Representatives

                                   SCHEDULE A
                              DATED APRIL 29, 2013
                                     (Funds)

       ------------------------------------------------------------------
         Curian/Eaton Vance Global Macro Absolute Return Advantage Fund
       ------------------------------------------------------------------

                                   SCHEDULE B
                              DATED APRIL 29, 2013
                                 (Compensation)

--------------------------------------------------------------------------------
                 CURIAN/EATON VANCE GLOBAL MACRO ABSOLUTE RETURN
                                 ADVANTAGE FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
$0 to $1Billion                                                         0.55%
--------------------------------------------------------------------------------
Over  $1 Billion                                                        0.50%
--------------------------------------------------------------------------------
ACCRUED DAILY AND PAYABLE MONTHLY ON THE AVERAGE DAILY NET ASSETS IN THE FUND.

                                   SCHEDULE C
                              DATED APRIL 29, 2013
                    (Designated Representatives of the Trust)

              Name/Title                                Signature

 *                                         *
--------------------------------------    --------------------------------------

*See the attached List of Authorized Persons

                                       C-1